Exhibit 3.119

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JEWEL COMPANIES, INC.

Jewel Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

That the Board of Directors and the sole stockholder have, by unanimous written consent, adopted the following Amended and Restated Certificate of Incorporation in accordance with the applicable provisions of Sections 245 and 228 of the General Corporation Law of the State of Delaware:

ARTICLE I

The name of the Corporation is Jewel Holdings, Inc. The Corporation was originally incorporated under the name U.S. Satellite Corporation, Inc. The original certificate of incorporation was filed with the Secretary of State on June 26, 1985.

ARTICLE II

The Corporation is to have perpetual existence.

ARTICLE III

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The purposes for which the Corporation is organized are as follows:

(a) To acquire, hold and/or dispose of stock of other corporations, including engaging in such activities as are incidental to the business of acquiring, holding and/or disposing of such stock.

(b) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with real and personal property of every kind and nature and other interests in real estate within and without the United States of America.

(c) To enter into partnership or any arrangement for sharing of profits, union or interests, co-operation, joint venture, reciprocal concession or otherwise, with any person, corporation or other business association carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit the corporation; and to lend money to, guarantee the contracts of, or otherwise assist any such person, corporation or other business association, and to take or otherwise acquire shares and securities of any such corporation, and to sell, hold, reissue, with or without guaranty, or otherwise deal with the same.

(d) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in its own corporate securities or stock or any other securities or stock, including without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

(e) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general powers of the Corporation, and the enjoyment and the exercise thereof, conferred by the laws of the State of Delaware now in force or hereinafter enacted.

ARTICLE V

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be thereupon eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

ARTICLE VII

In furtherance and in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter or repeal the By-Laws of the Corporation.

ARTICLE VIII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation is executed this 16th day of April, 1991.

JEWEL COMPANIES, INC.

By	/s/ Jack Lunt
Vice President

ATTEST:

/s/ Gerald T. Glancey
Assistant Secretary

STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)

On the 16th day of April, 1991, personally appeared before me Jack Lunt and Gerald T. Glancey, who, being by me duly sworn, did say that they are the vice President and Assistant Secretary, respectively, of Jewel Companies, Inc., that this instrument was signed on behalf of Jewel Companies, Inc. by authority of its By-Laws and a resolution of its Board of Directors, and Jack Lunt and Gerald T. Glancey acknowledged to me that such corporation executed the same.

/s/ Michelle Fujinami
NOTARY PUBLIC Residing at: Salt Lake City, Utah
My Commission Expires: 6/8/94 S 4409/beb/lb

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JEWEL HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, JEWEL HOLDINGS, INC., a Delaware corporation (the “Corporation”), hereby files this Certificate of Amendment to its Amended and Restated Certificate of Incorporation.

A. The Board of Directors of the Corporation by written consent unanimously approved and recommended to the Corporation’s shareholder that the Amended and Restated Certificate of Incorporation be amended as set forth herein.

B. The amendments set forth herein to the Amended and Restated Certificate of Incorporation of the Corporation have been duly approved by the written consent of the sole shareholder of the Corporation in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated Certificate of Incorporation and all amendments thereto.

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION OF JEWEL HOLDINGS, INC.

Article I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation from “Jewel Holdings, Inc.” to “Jewel Companies, Inc.”

Except as amended by this Certificate of Amendment, the existing Amended and Restated Certificate of Incorporation of the Corporation shall be unchanged and remain in full force and effect.

The undersigned hereby certify that they are the Vice President and Assistant Secretary, respectively, of Jewel Holdings, Inc., a Delaware corporation, and that the foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly approved by the Board of Directors and shareholders of the Corporation and that the matters set forth in the foregoing certificate are true of their own knowledge.

DATED as of the 24th day of June, 1992.

JEWEL HOLDINGS, INC.

By	/s/ Jack Lunt
Vice President

ATTEST:

/s/ Mary V. Sloan
Assistant Secretary

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